Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES ACQUISITION OF EASTERN RESERVOIR SERVICES

The Woodlands, Texas (April 23, 2012) – TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that it has acquired Eastern Reservoir Services (ERS), a division of Patterson-UTI Energy, Inc., for $42.5 million in cash.

ERS is a leading provider of frac flow back services to oil and gas operators in Appalachia and the U.S. Rockies. Established in 1985, ERS has a long history of serving customers and is recognized for its premium services, experienced personnel and high-quality equipment. ERS has operating locations in Pennsylvania, West Virginia and Colorado. From these bases the company serves oil and gas exploration and production companies in the Marcellus and the emerging Utica shale plays and in the U.S. Rockies.

“This acquisition is strategically important to TETRA and is consistent with our stated goal of growing our frac flow back and well testing business. With this acquisition, this business holds a leading position across the natural gas and liquid hydrocarbons producing areas within the Marcellus shale, it is ideally located to serve the liquids-rich Utica shale and it has a footprint in the U.S. Rockies. In combination with our current frac flow back and well testing activities in the Eagle Ford, West Texas, the midcontinent and other markets, TETRA is increasingly well positioned in this business as natural gas and oil production levels shift over time,” commented Stuart M. Brightman, TETRA’s President and Chief Executive Officer.

“ERS also expands our customer base and will support our growth plans in completion fluids and water management services. We are impressed with the company’s solid management team and employees who have extensive well testing expertise and good relationships with a broad base of customers. There is a great cultural fit between these two businesses and I am confident the operations will quickly come together,” added Mr. Brightman.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and other products, after-frac flow back and production well testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2012, financial guidance, estimated earnings, earnings per share, and statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s

Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1083
Fax: 281/364-4346
www.tetratec.com